Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534

Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS THIRD QUARTER 2021 RESULTS

Third Quarter 2021 Highlights
◾
Net sales increase 20.6% to record $806.5 million on 18.3% higher organic sales

◾
Operating income margin of 14.3%; Adjusted operating income margin of 15.2%

◾
EPS decreases 45.4% to $0.53; Adjusted EPS increases 41.8% to record $1.56

◾
Cash flow from operations increase 23% to $109.9 million

◾
ROIC increases 440 basis points to 22.8%

◾
Pension plan termination resulted in pre-tax non-cash charges of $73.6 million

CLEVELAND, Thursday, October 28 2021 - Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported third quarter 2021 net income of $31.8 million, or diluted earnings per share (EPS) of $0.53, which includes special item after-tax charges of $62.0 million, or $1.03 EPS. Special item charges primarily relate to the termination of a pension plan. This compares with prior year period net income of $58.5 million, or $0.97 EPS, which included special item after-tax charges of $7.5 million, or $0.13 EPS. Excluding these items, third quarter 2021 adjusted net income was $93.8 million, or $1.56 Adjusted EPS. This compares with Adjusted net income of $66.0 million, or $1.10 Adjusted EPS in the prior year period.

Third quarter 2021 sales increased 20.6% to $806.5 million from an 18.3% increase in organic sales, 2.0% benefit from acquisitions and 0.3% favorable foreign exchange. Operating income for the third quarter 2021 was $115.6 million, or 14.3% of sales, including special item charges of $7.2 million. This compares with operating income of $77.8 million, or 11.6% of sales, in the prior year period. Excluding special items, adjusted operating income was $122.7 million, or 15.2% of sales, as compared with $84.1 million, or 12.6% of sales, in the prior year period.

“I am pleased to report that strong execution of our 2025 Higher Standard Strategy initiatives delivered record third quarter adjusted earnings performance,” said Christopher L. Mapes, Chairman, President and Chief Executive Officer. “We are serving strong demand and are effectively managing inflationary headwinds and supply chain constraints, which generated solid cash flows, cash conversion and superior returns.”

Pension Plan Termination

During the third quarter 2021, the Company recognized $73.6 million of non-cash pension settlement charges associated with lump sum distributions related to the termination of a pension plan.  In October 2021, the Company entered into an agreement to purchase a group annuity contract with an insurance company to settle the remaining pension obligations of this plan.  The Company estimates fourth quarter 2021 pre-tax settlement charges of approximately $35 - $45 million related to the annuity purchase. The Company anticipates using any surplus assets to fund future contributions into another retirement plan.

Nine Months 2021 Summary

Net income for the nine months ended September 30, 2021 was $202.0 million, or $3.36 EPS. This compares with $141.0 million, or $2.34 EPS, in the comparable 2020 period. Reported EPS includes special item after-tax charges of $75.1 million or $1.25 EPS, as compared with special item after-tax net charges of $33.9 million, or $0.57 EPS in the prior year period. Excluding these items, adjusted net income for the nine months ended September 30, 2021 increased 58.4% to $277.1 million, or $4.61 EPS, compared with $174.9 million, or $2.91 EPS, in the comparable 2020 period.

Sales increased 21.8% to $2.4 billion in the nine months ended September 30, 2021 from a 19.4% increase in organic sales, 1.6% favorable foreign exchange and a 0.9% benefit from acquisitions. Operating income for the nine months ended September 30, 2021 was $341.3 million, or 14.3% of sales. This compares with operating income of $198.6 million, or 10.1% of sales, in the comparable 2020 period. Excluding special items, adjusted operating income was $357.1 million, or 14.9% of sales, as compared with $235.5 million, or 12.0% of sales, in the comparable 2020 period.

LINCOLN ELECTRIC REPORTS THIRD QUARTER 2021 RESULTS

Dividend

The Company's Board of Directors declared a 9.8% increase in the quarterly cash dividend, from $0.51 per share to $0.56 per share, or $2.24 per share on an annual basis. The declared quarterly cash dividend of $0.56 per share is payable January 14, 2022 to shareholders of record as of December 31, 2021.

Webcast Information

A conference call to discuss third quarter 2021 financial results will be webcast live today, October 28, 2021, at 10:00 a.m., Eastern Time.  This webcast is accessible at https://ir.lincolnelectric.com. Listeners should go to the web site prior to the call to register, download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

If investors would like to ask questions, please dial (877) 344-3899 (domestic) or (315) 625-3087 (international) and use confirmation code 8735626. Telephone participants are asked to dial in 10 - 15 minutes prior to the start of the conference call.

Financial results for the third quarter 2021 can also be obtained at https://ir.lincolnelectric.com.

About Lincoln Electric

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, automated joining, assembly and cutting systems, plasma and oxy-fuel cutting equipment and has a leading global position in brazing and soldering alloys.  Headquartered in Cleveland, Ohio, Lincoln has 55 manufacturing locations in 18 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at https://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, Adjusted net income, Adjusted EBIT, Adjusted effective tax rate, Adjusted diluted earnings per share, Organic sales, Cash conversion, Return on invested capital and Earnings before interest, taxes, depreciation and amortization ("EBITDA") are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic, financial and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, such as political unrest, acts of terror, natural disasters and pandemics, including the current coronavirus disease ("COVID-19") pandemic, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Income

					Fav (Unfav) to
	Three Months Ended September 30,				Prior Year
	2021	% of Sales	2020	% of Sales	$	%
Net sales	$806,454	100.0%	$668,888	100.0%	$137,566	20.6%
Cost of goods sold	538,282	66.7%	453,501	67.8%	(84,781)	(18.7)%
Gross profit	268,172	33.3%	215,387	32.2%	52,785	24.5%
Selling, general & administrative expenses	149,118	18.5%	131,337	19.6%	(17,781)	(13.5)%
Rationalization and asset impairment charges	3,484	0.4%	6,257	0.9%	2,773	44.3%
Operating income	115,570	14.3%	77,793	11.6%	37,777	48.6%
Interest expense, net	5,714	0.7%	5,552	0.8%	(162)	(2.9)%
Other income (expense)	(71,441)	(8.9)%	1,062	0.2%	(72,503)	(6,827.0)%
Income before income taxes	38,415	4.8%	73,303	11.0%	(34,888)	(47.6)%
Income taxes	6,658	0.8%	14,797	2.2%	8,139	55.0%
Effective tax rate	17.3%		20.2%		2.9%
Net income including non-controlling interests	31,757	3.9%	58,506	8.7%	(26,749)	(45.7)%
Non-controlling interests in subsidiaries’ income (loss)	—	—	27	—	(27)	(100.0)%
Net income	$31,757	3.9%	$58,479	8.7%	$(26,722)	(45.7)%

Basic earnings per share	$0.54		$0.98		$(0.44)	(44.9)%
Diluted earnings per share	$0.53		$0.97		$(0.44)	(45.4)%
Weighted average shares (basic)	59,289		59,426
Weighted average shares (diluted)	60,055		60,018

					Fav (Unfav) to
	Nine Months Ended September 30,				Prior Year
	2021	% of Sales	2020	% of Sales	$	%
Net sales	$2,389,929	100.0%	$1,961,606	100.0%	$428,323	21.8%
Cost of goods sold	1,593,981	66.7%	1,319,519	67.3%	(274,462)	(20.8)%
Gross profit	795,948	33.3%	642,087	32.7%	153,861	24.0%
Selling, general & administrative expenses	446,351	18.7%	407,440	20.8%	(38,911)	(9.6)%
Rationalization and asset impairment charges	8,277	0.3%	36,016	1.8%	27,739	77.0%
Operating income	341,320	14.3%	198,631	10.1%	142,689	71.8%
Interest expense, net	16,736	0.7%	16,891	0.9%	155	0.9%
Other income (expense)	(71,155)	(3.0)%	1,168	0.1%	(72,323)	(6,192.0)%
Income before income taxes	253,429	10.6%	182,908	9.3%	70,521	38.6%
Income taxes	51,259	2.1%	41,834	2.1%	(9,425)	(22.5)%
Effective tax rate	20.2%		22.9%		2.7%
Net income including non-controlling interests	202,170	8.5%	141,074	7.2%	61,096	43.3%
Non-controlling interests in subsidiaries’ income (loss)	131	—	37	—	94	254.1%
Net income	$202,039	8.5%	$141,037	7.2%	$61,002	43.3%

Basic earnings per share	$3.40		$2.36		$1.04	44.1%
Diluted earnings per share	$3.36		$2.34		$1.02	43.6%
Weighted average shares (basic)	59,465		59,655
Weighted average shares (diluted)	60,168		60,202

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands)

(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	September 30, 2021	December 31, 2020
Cash and cash equivalents	$160,559	$257,279
Accounts receivable, net	443,054	373,487
Inventories	524,433	381,258
Total current assets	1,235,958	1,112,343
Property, plant and equipment, net	520,081	522,092
Total assets	2,568,797	2,314,453
Trade accounts payable	309,202	256,530
Total current liabilities	745,420	549,449
Short-term debt (1)	41,404	2,734
Long-term debt, less current portion	717,787	715,456
Total equity	857,893	790,250

Operating Working Capital	September 30, 2021	December 31, 2020
Average operating working capital to Net sales (2)	18.6%	17.4%

Invested Capital	September 30, 2021	December 31, 2020
Short-term debt (1)	$41,404	$2,734
Long-term debt, less current portion	717,787	715,456
Total debt	759,191	718,190
Total equity	857,893	790,250
Invested capital	$1,617,084	$1,508,440

Total debt / invested capital	46.9%	47.6%

(1)	Includes current portion of long-term debt.
(2)

Average operating working capital to Net sales is defined as the sum of Accounts receivable, Inventories and contract assets less Trade accounts payable and contract liabilities as of period end divided by annualized rolling three months of Net sales.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

 Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating income as reported	$115,570	$77,793	$341,320	$198,631
Special items (pre-tax):
Rationalization and asset impairment charges (2)	3,484	6,257	8,277	36,016
Acquisition transaction costs (3)	—	—	1,923	—
Amortization of step up in value of acquired inventories (4)	3,690	—	5,531	806
Adjusted operating income (1)	$122,744	$84,050	$357,051	$235,453
As a percent of total sales	15.2%	12.6%	14.9%	12.0%

Net income as reported	$31,757	$58,479	$202,039	$141,037
Special items:
Rationalization and asset impairment charges (2)	3,484	6,257	8,277	36,016
Acquisition transaction costs (3)	—	—	1,923	—
Pension settlement charges (5)	73,562	3,188	80,098	6,522
Amortization of step up in value of acquired inventories (4)	3,690	—	5,531	806
Tax effect of Special items (6)	(18,743)	(1,911)	(20,737)	(9,463)
Adjusted net income (1)	93,750	66,013	277,131	174,918
Non-controlling interests in subsidiaries’ income (loss)	—	27	131	37
Interest expense, net	5,714	5,552	16,736	16,891
Income taxes as reported	6,658	14,797	51,259	41,834
Tax effect of Special items (6)	18,743	1,911	20,737	9,463
Adjusted EBIT (1)	$124,865	$88,300	$365,994	$243,143

Effective tax rate as reported	17.3%	20.2%	20.2%	22.9%
Net special item tax impact	4.0%	—%	0.4%	(0.2)%
Adjusted effective tax rate (1)	21.3%	20.2%	20.6%	22.7%

Diluted earnings per share as reported	$0.53	$0.97	$3.36	$2.34
Special items per share	1.03	0.13	1.25	0.57
Adjusted diluted earnings per share (1)	$1.56	$1.10	$4.61	$2.91

Weighted average shares (diluted)	60,055	60,018	60,168	60,202

(1)

Adjusted operating income, Adjusted net income, Adjusted EBIT, Adjusted effective tax rate and Adjusted diluted earnings per share are non-GAAP financial measures. Refer to Non-GAAP Information section.

(2)	Primarily related to severance, gains or losses on the disposal of assets and asset impairments of long-lived assets.
(3)	Related to acquisitions and are included in Selling, general & administrative expenses.
(4)	Related to acquisitions and are included in Cost of goods sold.
(5)	Settlement charges related to lump sum pension payments associated with the termination of a pension plan and are included in Other income (expense).
(6)	Includes the net tax impact of Special items recorded during the respective periods.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended September 30,
Return on Invested Capital	2021	2020
Net income as reported	$267,117	$204,753
Rationalization and asset impairment charges	17,729	44,867
Acquisition transaction costs	1,923	—
Pension settlement charges	81,695	6,522
Amortization of step up in value of acquired inventories	5,531	806
Tax effect of Special items (2)	(21,868)	(11,030)
Adjusted net income (1)	$352,127	$245,918
Plus: Interest expense, net of tax of $5,893 and $6,177 in 2021 and 2020, respectively	17,520	18,564
Less: Interest income, net of tax of $402 and $513 in 2021 and 2020, respectively	1,193	1,543
Adjusted net income before tax-effected interest	$368,454	$262,939

Invested Capital	September 30, 2021	September 30, 2020
Short-term debt	$41,404	$1,147
Long-term debt, less current portion	717,787	715,687
Total debt	759,191	716,834
Total equity	857,893	710,744
Invested capital	$1,617,084	$1,427,578

Return on invested capital (1)	22.8%	18.4%

	Twelve Months Ended September 30,
Total Debt / EBITDA	2021	2020
Net income as reported	$267,117	$204,753
Income taxes	67,321	58,412
Interest expense, net	21,818	22,685
Depreciation and amortization	80,484	81,653
EBITDA (1)	$436,740	$367,503

	September 30, 2021	September 30, 2020
Total debt	$759,191	$716,834

Total debt / EBITDA	1.74	1.95

(1)	Adjusted net income, Return on invested capital and EBITDA are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)	Includes the net tax impact of Special items recorded during the respective periods.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended September 30,
	2021	2020
OPERATING ACTIVITIES:
Net income	$31,757	$58,479
Non-controlling interests in subsidiaries’ income (loss)	—	27
Net income including non-controlling interests	31,757	58,506
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment net charges	212	22
Depreciation and amortization	22,050	19,488
Equity earnings in affiliates, net	(108)	(80)
Pension settlement charges	73,562	3,188
Other non-cash items, net	389	(670)
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease (increase) in accounts receivable	16,359	(30,517)
(Increase) decrease in inventories	(45,670)	26,948
Decrease in trade accounts payable	(8,294)	(2,218)
Net change in other current assets and liabilities	31,838	14,232
Net change in other long-term assets and liabilities	(12,204)	649
NET CASH PROVIDED BY OPERATING ACTIVITIES	109,891	89,548

INVESTING ACTIVITIES:
Capital expenditures	(18,672)	(12,105)
Acquisition of businesses, net of cash acquired	(74,882)	—
Proceeds from sale of property, plant and equipment	1,290	739
NET CASH USED BY INVESTING ACTIVITIES	(92,264)	(11,366)

FINANCING ACTIVITIES:
Net change in borrowings	31,132	(48,230)
Proceeds from exercise of stock options	2,249	5,959
Purchase of shares for treasury	(50,160)	(223)
Cash dividends paid to shareholders	(30,338)	(29,131)
NET CASH USED BY FINANCING ACTIVITIES	(47,117)	(71,625)

Effect of exchange rate changes on Cash and cash equivalents	(835)	2,867
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(30,325)	9,424
Cash and cash equivalents at beginning of period	190,884	143,055
Cash and cash equivalents at end of period	$160,559	$152,479

Cash dividends paid per share	$0.51	$0.49

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

	Nine Months Ended September 30,
	2021	2020
OPERATING ACTIVITIES:
Net income	$202,039	$141,037
Non-controlling interests in subsidiaries’ income (loss)	131	37
Net income including non-controlling interests	202,170	141,074
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment net (gains) charges	(1,162)	21,927
Depreciation and amortization	60,558	60,566
Equity earnings in affiliates, net	(399)	(323)
Pension settlement charges	80,098	6,522
Other non-cash items, net	(10,967)	(9,292)
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(71,212)	(6,851)
Increase in inventories	(128,856)	(3,430)
Increase (decrease) in trade accounts payable	54,981	(42,333)
Net change in other current assets and liabilities	78,959	46,642
Net change in other long-term assets and liabilities	(9,045)	1,059
NET CASH PROVIDED BY OPERATING ACTIVITIES	255,125	215,561

INVESTING ACTIVITIES:
Capital expenditures	(46,440)	(37,116)
Acquisition of businesses, net of cash acquired	(158,605)	—
Proceeds from sale of property, plant and equipment	3,847	6,957
Other investing activities	6,500	—
NET CASH USED BY INVESTING ACTIVITIES	(194,698)	(30,159)

FINANCING ACTIVITIES:
Net change in borrowings	32,295	(33,135)
Proceeds from exercise of stock options	7,921	7,961
Purchase of shares for treasury	(103,848)	(113,198)
Cash dividends paid to shareholders	(91,717)	(88,945)
Other financing activities	(763)	—
NET CASH USED BY FINANCING ACTIVITIES	(156,112)	(227,317)

Effect of exchange rate changes on Cash and cash equivalents	(1,035)	(5,169)
DECREASE IN CASH AND CASH EQUIVALENTS	(96,720)	(47,084)
Cash and cash equivalents at beginning of period	257,279	199,563
Cash and cash equivalents at end of period	$160,559	$152,479

Cash dividends paid per share	$1.53	$1.47

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Three months ended September 30, 2021
Net sales	$461,508	$227,165	$117,781	$—	$806,454
Inter-segment sales	37,480	7,078	1,945	(46,503)	—
Total sales	$498,988	$234,243	$119,726	$(46,503)	$806,454

Net income					$31,757
As a percent of total sales					3.9%

EBIT (1)	$10,983	$22,417	$15,433	$(4,704)	$44,129
As a percent of total sales	2.2%	9.6%	12.9%		5.5%
Special items charges (gains) (3)	73,574	6,615	547	—	80,736
Adjusted EBIT (2)	$84,557	$29,032	$15,980	$(4,704)	$124,865
As a percent of total sales	16.9%	12.4%	13.3%		15.5%

Three months ended September 30, 2020
Net sales	$371,535	$196,937	$100,416	$—	$668,888
Inter-segment sales	29,368	4,898	1,898	(36,164)	—
Total sales	$400,903	$201,835	$102,314	$(36,164)	$668,888

Net income					$58,479
As a percent of total sales					8.7%

EBIT (1)	$52,076	$11,031	$17,587	$(1,839)	$78,855
As a percent of total sales	13.0%	5.5%	17.2%		11.8%
Special items charges (gains) (4)	7,044	2,401	—	—	9,445
Adjusted EBIT (2)	$59,120	$13,432	$17,587	$(1,839)	$88,300
As a percent of total sales	14.7%	6.7%	17.2%		13.2%

(1)	EBIT is defined as Operating income plus Other income (expense).
(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.
(3)

Special items in 2021 reflect Rationalization and asset impairment charges of $3,484 primarily in International Welding, pension settlement charges of $73,562 in Americas Welding and amortization of the step up in value of acquired inventories of $3,143 and $547 in International Welding and The Harris Products Group, respectively, related to acquisitions.

(4)

Special items in 2020 reflect Rationalization and asset impairment charges of $3,856 and $2,401 in Americas Welding and International Welding, respectively, and pension settlement charges of $3,188 in Americas Welding.

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Nine months ended September 30, 2021
Net sales	$1,344,218	$702,596	$343,115	$—	$2,389,929
Inter-segment sales	109,993	18,260	6,376	(134,629)	—
Total sales	$1,454,211	$720,856	$349,491	$(134,629)	$2,389,929

Net income					$202,039
As a percent of total sales					8.5%

EBIT (1)	$165,644	$64,150	$52,342	$(11,971)	$270,165
As a percent of total sales	11.4%	8.9%	15.0%		11.3%
Special items charges (gains) (3)	79,664	13,695	547	1,923	95,829
Adjusted EBIT (2)	$245,308	$77,845	$52,889	$(10,048)	$365,994
As a percent of total sales	16.9%	10.8%	15.1%		15.3%

Nine months ended September 30, 2020
Net sales	$1,123,299	$572,027	$266,280	$—	$1,961,606
Inter-segment sales	81,644	13,667	5,376	(100,687)	—
Total sales	$1,204,943	$585,694	$271,656	$(100,687)	$1,961,606

Net income					$141,037
As a percent of total sales					7.2%

EBIT (1)	$142,283	$20,626	$41,792	$(4,902)	$199,799
As a percent of total sales	11.8%	3.5%	15.4%		10.2%
Special items charges (gains) (4)	34,241	9,103	—	—	43,344
Adjusted EBIT (2)	$176,524	$29,729	$41,792	$(4,902)	$243,143
As a percent of total sales	14.6%	5.1%	15.4%		12.4%

(1)	EBIT is defined as Operating income plus Other income (expense).
(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.
(3)

Special items in 2021 reflect pension settlement charges of $79,652 and $446 in Americas Welding and International Welding, respectively, Rationalization and asset impairment charges of $8,277 primarily in International Welding, amortization of the step up in value of acquired inventories of $4,984 and $547 in International Welding and The Harris Products Group, respectively, and acquisition transaction costs of $1,923 in Corporate/Eliminations related to acquisitions.

(4)

Special items in 2020 reflect Rationalization and asset impairment charges of $27,719 and $8,297 in Americas Welding and International Welding, respectively, amortization of the step up in value of acquired inventories of $806 in International Welding related to an acquisition, and pension settlement charges of $6,522 in Americas Welding.

Lincoln Electric Holdings, Inc.

Change in Net Sales by Segment

(In thousands)

(Unaudited)

Three Months Ended September 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2020	Volume	Acquisitions	Price	Exchange	2021
Operating Segments
Americas Welding	$371,535	$42,341	$—	$43,957	$3,675	$461,508
International Welding	196,937	7,452	3,371	21,205	(1,800)	227,165
The Harris Products Group	100,416	(1,287)	9,880	8,609	163	117,781
Consolidated	$668,888	$48,506	$13,251	$73,771	$2,038	$806,454

% Change
Americas Welding		11.4%	—	11.8%	1.0%	24.2%
International Welding		3.8%	1.7%	10.8%	(0.9)%	15.3%
The Harris Products Group		(1.3)%	9.8%	8.6%	0.2%	17.3%
Consolidated		7.3%	2.0%	11.0%	0.3%	20.6%

Nine Months Ended September 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2020	Volume	Acquisitions	Price	Exchange	2021
Operating Segments
Americas Welding	$1,123,299	$128,836	$—	$80,352	$11,731	$1,344,218
International Welding	572,027	63,797	6,956	40,537	19,279	702,596
The Harris Products Group	266,280	28,775	9,880	38,031	149	343,115
Consolidated	$1,961,606	$221,408	$16,836	$158,920	$31,159	$2,389,929

% Change
Americas Welding		11.5%	—	7.2%	1.0%	19.7%
International Welding		11.2%	1.2%	7.1%	3.4%	22.8%
The Harris Products Group		10.8%	3.7%	14.3%	0.1%	28.9%
Consolidated		11.3%	0.9%	8.1%	1.6%	21.8%